Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter	Investor Relations	941-362-1200
Richard J. Dobbyn	Chief Financial Officer	941-362-1200

Sun Hydraulics Corporation Increases Dividend to $0.05 per share,
Expresses Continued Optimism at Annual Meeting

SARASOTA, FLA, June 16, 2004 — The Board of Directors of Sun Hydraulics Corporation (NASDAQ: SNHY) voted to increase the Company’s regular quarterly dividend from $0.04 to $0.05 per common share. The dividend is payable on July 15, 2004, to shareholders of record as of June 30, 2004. The decision to increase the dividend was made at a regularly scheduled Board meeting on Friday, June 11, 2004, one day prior to the Company’s Annual Meeting of Shareholders.

At the Saturday shareholder meeting, Marc Bertoneche, Ferdinand Megerlin and Clyde Nixon were re-elected as directors for three year terms ending in 2007. It was also announced that the selection of Grant Thornton, LLP as the Company’s independent certified public accountant had been ratified by the shareholders.

In a presentation to the shareholders, Allen Carlson, Sun Hydraulics’ CEO and President, said that the economic rebound seen so far this year is continuing. Indicating that “the manufacturing recession of the past three years” appears to be over, Carlson reiterated that the Company’s second quarter results will show a continuing upward trend on both the top and bottom line.

The final proposal adopted by shareholders was the Non-Employee Director Equity and Deferred Compensation plan. Under this plan, non-employee Directors will receive a portion of their compensation in the form of Company stock. Directors also may elect under the Plan, to receive all or part of the remainder of their fees in Company stock and to defer receipt of their fees until a subsequent year.

The Company also announces its intention to purchase approximately $400,000 of outstanding SNHY stock on the open market. The shares will be used to fund certain of the Company’s compensation and benefits programs.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section

21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended March 27, 2004, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 27, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.